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                                                                    Exhibit 99.1
                                                                    ------------

                        [Exhibit A to Merger Agreement]
                         ---------

===============================================================================

                              GOVERNANCE AGREEMENT

                                      Among

                               ITC/\DeltaCom, Inc.,

                            The WCAS Securityholders

                                       and

                                The Other Holders

                          Dated as of [_____ __], 2003

===============================================================================

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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
ARTICLE I   DEFINITIONS.......................................................1

   SECTION 1.1.   Definitions ................................................1

ARTICLE II  RESTRICTIONS ON PURCHASES OF VOTING SECURITIES....................9

   SECTION 2.1.   Restrictions on Transfers. .................................9
   SECTION 2.2.   Restrictions on Transfer to Competitors. ..................10
   SECTION 2.3.   Other Transfer Restrictions. ..............................10
   SECTION 2.4.   Other Stockholder Tag-Along. ..............................11
   SECTION 2.5.   Effect of Transfers .......................................12
   SECTION 2.6.   Transfers in Violation of Agreement Void ..................12

ARTICLE III ACQUISITIONS OF VOTING SECURITIES AND BUSINESS
            COMBINATIONS.....................................................13

   SECTION 3.1.   Purchases of Voting Securities ............................13
   SECTION 3.2.   Squeeze-Outs and Business Combinations. ...................13
   SECTION 3.3.   Interested Transactions. ..................................14

ARTICLE IV  CORPORATE GOVERNANCE.............................................14

   SECTION 4.1.   Composition of the Board of Directors. ....................14
   SECTION 4.2.   Voting. ...................................................15
   SECTION 4.3.   Vacancies. ................................................16
   SECTION 4.4.   Board Committees ..........................................17
   SECTION 4.5.   Subsidiary Boards of Directors and Committees .............18
   SECTION 4.6.   Director Expenses; Indemnity and Exculpation ..............19
   SECTION 4.7.   No Amendment of Certificate of Incorporation or
                  Bylaws; Board Observers ...................................19

ARTICLE V   LISTING MATTERS..................................................20

   SECTION 5.1.   Listing ...................................................20

ARTICLE VI LEGEND............................................................21

ARTICLE VII MISCELLANEOUS....................................................21

   SECTION 7.1.   Notices ...................................................21
   SECTION 7.2.   No Waivers; Amendments ....................................23
   SECTION 7.3.   Further Assurances ........................................23
   SECTION 7.4.   Enforcement of this Agreement .............................23
   SECTION 7.5.   Severability ..............................................23

                                        i

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                                                                            Page
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   SECTION 7.6.   Entire Agreement; Assignment ..............................24
   SECTION 7.7.   Parties in Interest .......................................24
   SECTION 7.8.   Remedies. .................................................24
   SECTION 7.9.   Governing Law; Consent to Jurisdiction ....................24
   SECTION 7.10.  Recapitalization, etc. ....................................25
   SECTION 7.11.  Public Statements .........................................25
   SECTION 7.12.  Portfolio Company Actions .................................25
   SECTION 7.13.  HSR Filing Fees and Expenses ..............................25
   SECTION 7.14.  Non-Solicitation ..........................................25
   SECTION 7.15.  Headings ..................................................26
   SECTION 7.16.  Counterparts ..............................................26
   SECTION 7.17.  Effectiveness; Termination ................................26
   SECTION 7.18.  Obligations Imposed By Law ................................26
   SECTION 7.19.  Definition of Stockholder .................................26

                                       ii

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          GOVERNANCE AGREEMENT, dated as of [_____ __], 2003 (this "Agreement"), between ITC/\DeltaCom, Inc., a Delaware corporation ("Parent"), and each Person listed on the signature pages hereof under the heading "WCAS Securityholders" (each a "WCAS Securityholder" and collectively, "W") and each Other Holder (as defined in Section 1.1).

          WHEREAS, Parent, 8DBC1 Corp., a North Carolina corporation and direct wholly-owned subsidiary of Parent ("Merger Co."), W and BTI Telecom Corp., a North Carolina corporation ("BTI"), have entered into an Agreement and Plan of Merger dated as of [_____ __], 2003 (as amended from time to time, the "Merger Agreement") pursuant to which (i) Parent will acquire BTI through the merger (the "Merger") of Merger Co. with and into BTI and pursuant to which certain WCAS Securityholders will acquire [ ] shares of Common Stock of Parent and [ ] Common Stock Purchase Warrants of Parent and (ii) certain WCAS Securityholders will acquire [ ] shares of Series B Preferred Stock of Parent;

          WHEREAS, immediately after the Effective Time (as defined in the Merger Agreement), W will beneficially own the shares of Common Stock, shares of Series B Preferred Stock and Common Stock Purchase Warrants of Parent set forth on Annex A attached hereto;

          WHEREAS, the Other Holders are the owners of shares of Common Stock, shares of Series A Preferred Stock and Common Stock Purchase Warrants of Parent; and

          WHEREAS, W and Parent desire to establish in this Agreement certain terms and conditions concerning the corporate governance of Parent after the Effective Time of the Merger and certain terms and conditions concerning the acquisition and disposition of securities of Parent by W and the Other Holders.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

          "Affiliate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof; provided that, for purposes of this Agreement (i) Parent and any Subsidiary of Parent shall not be treated as an Affiliate of any other party hereto and (ii) Affiliate shall not include any portfolio company of W or its Affiliates.

          "Agreement" is defined in the preamble.

          "Article IV Breach" means any material breach by Parent of any material provision of Article IV if (i) W has provided Parent with written notice of such breach, (ii) Parent has not cured such breach within 30 days after receipt of such notice by W, and (iii) in the

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                                                                               2

event of any unresolved dispute between Parent and W regarding the existence of any such material breach (or whether Parent has cured such breach), Parent and W have submitted such dispute to binding arbitration pursuant to the procedures described in Annex B hereto, and the arbitration panel has rendered a decision that Parent has committed such breach and has not cured such breach within the period provided in clause (ii).

          "Associate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof.

          "Beneficial owner" and to "beneficially own" has the same meaning as in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof; provided that in determining beneficial ownership for purposes of this Agreement, a Person shall be deemed to be the beneficial owner of any Voting Securities which may be acquired by such Person upon the conversion, exchange or exercise of any Voting Security Equivalents irrespective of whether such Voting Security Equivalents are exercisable within 60 days.

          "Board of Directors" means the Board of Directors of Parent.

          "Change of Control" means (i) the consummation of a Qualifying Asset Sale; (ii) the consummation of any transaction or series of related transactions (including any merger or consolidation) as a result of which any Person or Group of Persons, other than W and its Affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Power (other than any such transaction or series of related transactions subject to Section 2.3 or any such transaction or series of related transactions that would violate any provision of this Agreement); and (iii) at any time that W and its Affiliates do not beneficially own more than 50% of the Voting Power, the first day on which a majority of the Directors are not Continuing Directors, provided that none of W or its Affiliates shall have engaged in any Contest that caused a majority of the Directors not to be Continuing Directors.

          "Committee of Independent Directors" means a standing committee of the Board of Directors comprised of all of the Independent Directors; provided that each Series A Designee which has a Disqualifying Relationship (whether or not such Series A Designee is an "independent director" within the meaning of the rules and regulations of any national securities exchange or Interdealer Quotation System on which Parent's securities may be listed or traded) shall serve (unless such Series A Designee declines to serve) on the Committee of Independent Directors unless the Committee of Independent Directors (other than any Series A Designee who has a Disqualifying Relationship) determines in its good faith judgment, after considering advice of outside legal counsel, that such Series A Designee's ability to exercise independent judgment in carrying out his or her responsibilities as a Director has been compromised in a material respect as a result of a change in circumstances subsequent to the date hereof relating to such Director's Disqualifying Relationship.

          "Common Stock" means the common stock, par value $0.01 per share, of Parent.

          "Competitor" means any Person who is or, based on the publicly announced intention or plan of such Person, is reasonably likely to become a competitor of Parent or any

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subsidiary of Parent in the business of providing retail or wholesale telecommunications services.

          "Contest" means any action by a Person, whether such Person acts alone or in concert with any other Person, (i) seeking to elect an individual to, or place a representative on, the Board of Directors who is not a Continuing Director, (ii) seeking to remove (other than for cause) from the Board of Directors any individual who is a Continuing Director, or (iii) opposing the recommendation of a majority of the Continuing Directors with respect to the nomination, appointment or election of any individual as a Director; provided that any action by W or its Affiliates with respect to the nomination, designation, election or removal of any WCAS Designee, any other Director employed by W or any of its Affiliates or any Director elected by the holders of the Series B Preferred Stock pursuant to the certificate of designations of the Series B Preferred Stock (including the nomination, designation or election of any successor to any WCAS Designee or any such Director) shall, in each case, not be deemed a "Contest."

          "Continuing Directors" means the Directors immediately following the Effective Time; provided that any individual becoming a Director during any year shall be considered to be a Continuing Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Continuing Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors, after the giving of a sufficient notice to each Continuing Director so as to provide a reasonable opportunity for each such Continuing Director to be present at such meeting. For purposes of this definition, any Director elected by the holders of the Series A Preferred Stock pursuant to the certificate of designations of the Series A Preferred Stock and any Director elected by the holders of the Series B Preferred Stock pursuant to the certificate of designations of the Series B Preferred Stock shall be deemed to be a Continuing Director.

          "Control," as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Determination of the Committee of Independent Directors" means, with respect to any matter, a determination made in good faith, on the basis of such relevant factors as the Committee of Independent Directors consider, in their judgment, appropriate, by a vote of the majority of the members of the Committee of Independent Directors present at a meeting of the Committee of Independent Directors called for such purpose, a quorum being present, or without a meeting if all members of the Committee of Independent Directors consent to such determination in writing. For these purposes, a majority of all members of the Committee of Independent Directors, acting at a meeting duly assembled, shall constitute a quorum for the making of any such determination at such meeting. In connection with any specific determination to be made by the Committee of Independent Directors, a Director serving on the Committee of Independent Directors shall not be deemed to be an Independent Director for purposes of participating in such determination of the Committee of Independent Directors, and shall not be entitled to participate in such determination, if, in the judgment of the Committee of Independent Directors (other than such Director), such Director has an interest in the matter

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                                                                               4

subject to determination that would interfere with such Director's exercise of independent judgment in carrying out his or her responsibilities as a Director.

          "Director" means a member of the Board of Directors.

          "Disinterested Stockholders" mean the holders of Voting Securities and/or Voting Security Equivalents that (i) are not (A) W or Affiliates or Associates of W or (B) portfolio companies of W or its Affiliates, and (ii) are not officers or employees of Parent or its Subsidiaries.

          "Disqualifying Relationship" between a Director and Parent means any of the following relationships: (i) such Director is, or during any of the past three fiscal years of Parent was, employed by Parent or by any parent or subsidiary of Parent; (ii) such Director has accepted or has a Family Member who has accepted any payments from Parent or any parent or subsidiary of Parent in excess of $60,000 during the current fiscal year or any of the past three fiscal years of Parent, other than compensation for board service, payments arising solely from investments in Parent's securities, compensation paid to a Family Member who is an employee of Parent or a parent or subsidiary of Parent (but not if such person is an executive officer of Parent or any parent or subsidiary of Parent), benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) such Director is a Family Member of an individual who is, or during any of the past three fiscal years of Parent was, employed by Parent or by any parent or subsidiary of Parent as an executive officer; (iv) such Director is a partner in, or a controlling shareholder or an executive officer of, any organization to which Parent made, or from which Parent received, payments (other than those arising solely from investments in Parent's securities) that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years of Parent; (v) such Director is employed as an executive officer of another entity where any of the executive officers of Parent serve on the compensation committee of such other entity, or if such relationship existed during any of the past three fiscal years of Parent; or
(vi) such Director is or was a partner or employee of Parent's outside auditor, and worked on Parent's audit, during any of the past three fiscal years of Parent. For purposes of this definition, each three year "look back" period referenced above shall instead be the period since the Effective Time, and "subsidiary" shall include BTI and any subsidiary of BTI. For the avoidance of doubt, ownership of any class of capital stock of Parent alone shall not constitute a Disqualifying Relationship.

          "Effective Time" has the same meaning as in the Merger Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Family Member" of any person means any other person who is a relative of such first person by blood, marriage or adoption or who has the same residence as such first person.

          "Group" has the same meaning as in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof; provided that for purposes of this Agreement, a "Group" shall not include any Group the formation of which has not been publicly announced and with respect

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                                                                               5

to which there is no publicly available information indicating that Persons are acting as part of such Group unless W knows of the existence of such Group.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Independent Director" means (i) if Parent has securities listed or traded on any national securities exchange or Interdealer Quotation System, a Director of Parent that (A) is not an Affiliate or Associate of W, (B) is not an officer or employee of Parent or its Subsidiaries and (C) is otherwise an "independent director" within the meaning of the rules or regulations of such national securities exchange or Interdealer Quotation System and (ii) if Parent does not have securities so listed or traded, a Director of Parent that (A) is not an Affiliate or Associate of W, (B) is not an officer or employee of Parent or its Subsidiaries and (C) does not have any relationship with Parent which, in the opinion of the Board of Directors and a Determination of the Committee of Independent Directors at the time of the nomination, appointment or election of such Director, would interfere with such Director's exercise of independent judgment in carrying out his or her responsibilities as a Director. Persons who have a Disqualifying Relationship with Parent shall not qualify as Independent Directors.

          "Initial Other Holder Position" means, with respect to any Other Holder, the number of shares of Common Stock beneficially owned by such Other Holder immediately following the Effective Time. For purposes of this definition, the number of shares of Common Stock beneficially owned by such Other Holder immediately following the Effective Time shall be calculated assuming the conversion, exchange or exercise into or for shares of Common Stock of all Voting Securities beneficially owned by such Other Holder at such time.

          "Initial Ownership Percentage" means the Ownership Percentage represented by the number of shares of Common Stock beneficially owned by W immediately following the Effective Time. For purposes of this definition, the number of shares of Common Stock beneficially owned by W immediately following the Effective Time shall be calculated assuming the conversion, exchange or exercise into or for shares of Common Stock of all Voting Securities beneficially owned by W at such time.

          "Initial W Position" means the sum of (i) the number of shares of Common Stock beneficially owned by W and its Affiliates immediately prior to the Closing, (ii) the number of shares of Common Stock issued to W at the Closing pursuant to Section 8.09 of the Merger Agreement, (iii) the number of shares of Common Stock received by W and its Affiliates as Merger Consideration (as defined in the Merger Agreement), (iv) the number of shares of Common Stock into which the shares of Series B Preferred Stock beneficially owned by W and its Affiliates immediately following the Effective Time are convertible immediately following the Effective Time, and (v) the number of shares of Common Stock into which any shares of Series B Preferred Stock purchased by W and its Affiliates pursuant to Section 8.21 of the Merger Agreement are convertible after the Effective Time.

          "Interdealer Quotation System" means any of (i) the NASDAQ National Market, (ii) the NASDAQ SmallCap Market and (iii) the NASDAQ BBX (Bulletin Board Exchange), unless NASDAQ shall be registered as a national securities exchange after the date hereof.

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                                                                               6

          "NASDAQ" means The NASDAQ Stock Market, Inc.

          "Other Holder" means each Person listed on the signature pages hereof under the heading "Other Holders," provided that any employee of Parent or any Subsidiary of Parent shall be deemed to be an Other Holder solely in his or her capacity as a holder of Voting Securities and/or Voting Security Equivalents, and provided, further, that, for the avoidance of doubt, no director shall be required to take any action that would violate such director's fiduciary duty.

          "Ownership Percentage" means, with respect to the number of shares of Common Stock (other than Post-Closing Shares) beneficially owned by any Person on any date (the "Designated Securities"), the percentage of all shares of Common Stock (other than Post-Closing Shares) outstanding on such date that is represented by the Designated Securities. For purposes of this definition, the number of shares of Common Stock beneficially owned by any Person or outstanding on any date shall be calculated assuming the conversion, exchange or exercise into or for shares of Common Stock of all Voting Securities beneficially owned by such Person on such date or outstanding on such date, as the case may be.

          "Permitted Transferee" means:

          (i) with respect to any WCAS Securityholder and any Permitted Transferee of a WCAS Securityholder, (A) any other WCAS Securityholder, (B) any direct or indirect wholly-owned subsidiary of any WCAS Securityholder, (C) in connection with a Transfer by a WCAS Securityholder to its partners, members or shareholders for no consideration pro rata based on their respective percentage interests in the applicable WCAS Securityholder, which Transfer is effected in accordance with the terms of the partnership agreement or other organizational document of such WCAS Securityholder, such partners, members or shareholders in such WCAS Securityholder (a "W Distribution In Kind"), (D) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any WCAS Securityholder or Permitted Transferee of a WCAS Securityholder and (E) a trust, corporation, partnership or other entity substantially all of the economic interests of which are held by or for the benefit of any WCAS Securityholder, Permitted Transferee of a WCAS Securityholder, their spouses or their children (whether by birth or adoption); and

          (ii) with respect to any Other Holder and any Permitted Transferee of any Other Holder, (A) any other Other Holder, (B) any direct or indirect wholly-owned subsidiary of any Other Holder, (C) in connection with a Transfer by any Other Holder to its partners, members or shareholders for no consideration pro rata based on their respective percentage interests in such Other Holder, which Transfer is effected in accordance with the terms of the partnership agreement or other organizational document of such Other Holder, such partners, members or shareholders in such Other Holder (an "Other Holder Distribution In Kind"), (D) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such Other Holder or Permitted Transferee of such Other Holder and (E) a trust, corporation, partnership or other entity substantially all of the economic interests of which are held by or for the benefit of such Other Holder, Permitted Transferee of such Other Holder, their spouses or their children (whether by birth or adoption).

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          "Person" means any individual, corporation, partnership, limited liability company, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government body.

          "Post-Closing Shares" means Voting Securities acquired by W after the date hereof pursuant to Article 10 or Section 8.21 of the Merger Agreement.

          "Primary Voting Power" means, as of any date, the aggregate number of votes that may be cast on such date by the holders of Voting Securities generally (other than in connection with the election of Directors). In determining the Primary Voting Power of a particular Person that beneficially owns Voting Securities, as of any date, the Primary Voting Power represented by such Voting Securities shall exclude any votes that may be cast upon the acquisition by such Person of Voting Securities upon the conversion, exchange or exercise of any Voting Security Equivalents beneficially owned by such Person on such date.

          "Qualifying Asset Sale" means the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the property and assets of Parent and its Subsidiaries, taken as a whole, including goodwill and corporate franchises, to any Person or Group of Persons (other than any Subsidiary of Parent); provided that in no event shall any such sale be deemed to be a Qualifying Asset Sale unless the property and assets involved produced more than two-thirds of Parent's consolidated annual revenues in at least two of the prior three fiscal years or more than two-thirds of Parent's consolidated annual earnings before interest, taxes, depreciation and amortization in at least two of the prior three fiscal years.

          "Rule 13e-3 Transaction" means a Rule 13e-3 transaction as defined in Rule 13e-3 promulgated under the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Series A Designee" means Campbell B. Lanier, III and William B. Timmerman and any Director thereafter appointed to the Board of Directors or elected by the holders of the Series A Preferred Stock, voting as a separate class, pursuant to the Certificate of Designations of the Series A Preferred Stock.

          "Series A Preferred Stock" means the 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share, of Parent.

          "Series B Designee" means the Director or Directors who are appointed to the Board of Directors as of the Effective Time as the Series B Designees and any Director thereafter appointed to the Board of Directors or elected by the holders of the Series B Preferred Stock, voting as a separate class, pursuant to the Certificate of Designations of the Series B Preferred Stock.

          "Series B Preferred Stock" means the 8% Series B Convertible Redeemable Preferred Stock, par value $0.01 per share, of Parent.

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                                                                               8

          "Subsidiary" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof.

          "Transfer" means, directly or indirectly, to sell, transfer, assign, distribute, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, distribution, pledge, encumbrance, hypothecation or similar disposition of, whether by operation of law or otherwise, any Voting Securities or Voting Security Equivalents or any interest in any Voting Securities or Voting Security Equivalents; provided that any liquidation, dissolution or other termination of a holder of Voting Securities or Voting Security Equivalents, shall not be deemed a "Transfer" of any Voting Securities or Voting Security Equivalents or any interest in any Voting Securities or Voting Security Equivalents owned by such holder.

          "Voting Power" means, as of any date, the aggregate number of votes that may be cast on such date by the holders of Voting Securities generally (other than in connection with the election of Directors). In determining the Voting Power of a particular Person that beneficially owns Voting Securities, as of any date, the Voting Power represented by such Voting Securities shall include, without limitation, any votes that may be cast upon the acquisition by such Person of Voting Securities upon the conversion, exchange or exercise of any Voting Security Equivalents beneficially owned by such Person on such date.

          "Voting Securities" means securities of Parent the holders of which are generally entitled to vote for members of the Board of Directors and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization. For purposes of this definition, each share of Common Stock, each share of Series A Preferred Stock and each share of Series B Preferred Stock shall at all times be considered Voting Securities.

          "Voting Security Equivalents" means any warrants (including, without limitation, the Warrants), options, rights or securities convertible into, or exchangeable or exercisable for, Voting Securities.

          "Warrant Agreement" means the Warrant Agreement, dated as of [ ], 2003, as amended from time to time, between Parent and Mellon Investor Services LLC, as Warrant Agent.

          "Warrants" means the Common Stock Purchase Warrants of Parent issued pursuant to the Merger Agreement and the Warrant Agreement and any Common Stock Purchase Warrants issued in exchange, replacement or substitution therefor.

          "WCAS CP III" means WCAS Capital Partners III, L.P.

          "WCAS Designee" means any Director designated for nomination for election to the Board of Directors by W or its Affiliates (including, without limitation, WCAS VIII or WCAS CP III) pursuant to this Agreement.

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                                                                               9

          "WCAS VIII" means Welsh, Carson, Anderson & Stowe VIII, L.P.

                                   ARTICLE II

                 RESTRICTIONS ON PURCHASES OF VOTING SECURITIES

          SECTION 2.1.  Restrictions on Transfers.
                        --------------------------

          (a) W agrees and covenants that for two years following the date of the Effective Time (the "Transfer Restriction Period"), W shall not Transfer any Voting Securities or Voting Security Equivalents, except that during the Transfer Restriction Period W may, subject to Sections 2.2 and 2.3, Transfer Voting Securities and Voting Security Equivalents representing up to 10% of the Initial W Position pursuant to (i) sales made in compliance with Rule 144 under the Securities Act, (ii) any privately negotiated transaction or transactions made in compliance with the Securities Act or (iii) a public offering in accordance with the registration rights provided for in the registration rights
agreement dated as of [   ], 2003, as amended from time to time, between Parent
and the other parties thereto (the "Registration Rights Agreement"); provided that the foregoing restrictions on Transfer shall not be applicable to any of the following Transfers (which shall not be counted in calculating such 10% limitation): (i) any Transfer of Voting Securities pursuant to W's "piggy-back" registration rights pursuant to the Registration Rights Agreement; (ii) any Transfer between W and its Permitted Transferees (or among W's Permitted Transferees, provided that any such Permitted Transferee shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were a party hereto) in accordance with the terms of this Agreement (except that W shall not make any W Distributions In Kind during the Transfer Restriction Period); (iii) any Transfer pursuant to a merger or consolidation in which Parent is a constituent corporation; (iv) any Transfer pursuant to a bona fide tender offer or exchange offer; (v) any Transfer pursuant to a business combination or other sale of or involving Parent; (vi) any Transfer by W made solely to satisfy any of its indemnification obligations under Article 10 of the Merger Agreement; or (vii) any Transfer of Warrants exercisable for up to 850,000 shares of Common Stock to any Person specified in Annex C attached hereto; provided, further, that, in the case of clauses (iii) through (v) of this proviso, W is in compliance with Article III.

          (b) Each Other Holder agrees and covenants that during the Transfer Restriction Period, such Other Holder shall not Transfer any Voting Securities or Voting Security Equivalents, except that during the Transfer Restriction Period such Other Holder may, subject to Section 2.3, Transfer Voting Securities and Voting Security Equivalents representing up to 10% of the Initial Other Holder Position pursuant to (i) sales made in compliance with Rule 144 under the Securities Act, (ii) any privately negotiated transaction or transactions made in compliance with the Securities Act or (iii) a public offering in accordance with the registration rights provided for in the registration rights agreement dated as of October 29, 2002, as amended from time to time, between Parent and the other parties thereto (the "Existing Registration Rights Agreement"); provided that the foregoing restrictions on Transfer shall not be applicable to any of the following Transfers (which shall not be counted in calculating such 10% limitation): (i) any Transfer of Voting Securities pursuant to such Other Holder's "piggy-back" registration rights pursuant to the Existing Registration Rights Agreement; (ii) any Transfer between such

Other Holder and its Permitted Transferees (or among such Other Holder's Permitted Transferees, provided that any such Permitted Transferee shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were a party hereto) in accordance with the terms of this Agreement (except that such Other Holder shall not make any Other Holder Distributions In Kind during the Transfer Restriction Period); (iii) any Transfer pursuant to a merger or consolidation in which Parent is a constituent corporation; (iv) any Transfer pursuant to a bona fide tender offer or exchange offer; or (v) any Transfer pursuant to a business combination or other sale of or involving Parent.

          (c) For purposes of this Section 2.1, any Transfer of Voting Securities or Voting Security Equivalents shall be treated as a Transfer of the number of shares of Common Stock into or for which such Voting Securities or Voting Security Equivalents are then convertible, exchangeable or exercisable.

          SECTION 2.2.  Restrictions on Transfer to Competitors.

          W shall not Transfer any Voting Securities or Voting Security Equivalents to any Person who is a Competitor if W has actual knowledge that such Competitor would (when taken together with such Person's Affiliates and Associates and with any Group of which such Person forms a part) beneficially own Voting Securities representing 10% or more of the outstanding Voting Power immediately after such Transfer.

          SECTION 2.3.  Other Transfer Restrictions.

          (a) Any Permitted Transferee of any party hereto shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were such party hereto. Prior to the initial acquisition of beneficial ownership of Voting Securities by a Permitted Transferee, and as a condition thereto, each party hereto (other than Parent) agrees (i) to cause its Permitted Transferee to agree in writing with Parent to be bound by the terms and conditions of this Agreement and (ii) that such party hereto shall remain directly liable for its own performance and the performance of its Permitted Transferee of all obligations of it and such Permitted Transferee under this Agreement. Each party hereto agrees not to cause or permit any of its Permitted Transferees (other than any Permitted Transferee that is a natural person, that is described in clause (i)(D) or (ii)(D) of the definition of "Permitted Transferee" or that is a trust described in clause (i)(E) or (ii)(E) of the definition of "Permitted Transferee") to cease to be an Affiliate of such party (other than as a result of a liquidation, dissolution or other termination of such party or such Permitted Transferee) so long as such Permitted Transferee beneficially owns any Voting Securities, and if such Permitted Transferee shall cease to be an Affiliate of such party, such Permitted Transferee shall automatically upon the occurrence of such event cease to be a Permitted Transferee for any purpose under this Agreement; provided that this sentence shall not apply to any Permitted Transferee of any party that is a Permitted Transferee of such party described in clause (i)(C) or (ii)(C) of the definition of "Permitted Transferee." W agrees not to Transfer any Voting Securities or Voting Security Equivalents to any Affiliate other than a Permitted Transferee. Notwithstanding the foregoing provisions of this Section 2.3, but subject to Section 2.3(b), any Permitted Transferee of Voting Securities or Voting Security Equivalents shall not be subject to the provisions of this Agreement to the extent that the Transfer to such Permitted Transferee is in connection with (x) a W Distribution In Kind unless W elects to cause such Permitted Transferee to become bound by the provisions of this Agreement or
(y) an Other Holder Distribution In Kind unless such Other Holder elects to cause such Permitted Transferee to become bound by the provisions of this Agreement; provided that, in each case, such Transfer is otherwise in compliance with this Agreement.

          (b) No transferee of Voting Securities or Voting Security Equivalents (other than a Permitted Transferee of any party that is a Permitted Transferee described in clause (i)(C) or (ii)(C) of the definition of "Permitted Transferee") shall have any rights or obligations under this Agreement, except that if W has actual knowledge that such transferee (together with its Affiliates and with any Group of which it forms a part) would beneficially own, immediately after such Transfer, Voting Securities representing (i) 20% or more of the outstanding Voting Power and (ii) more of the outstanding Voting Power than the Voting Power that is represented by Voting Securities beneficially owned by any other Person (or Group of Persons) (any such person, a "Section 2.3 Transferee"), then such Section 2.3 Transferee shall be required, as a condition to the effectiveness of such Transfer, to agree to be bound by Section 2.4 and Articles III, IV and V to the same extent as W. To the extent a Section 2.3 Transferee is not an "ultimate parent entity" (as determined in accordance with the HSR Act and the regulations promulgated thereunder), the ultimate parent entity or entities of such Section 2.3 Transferee shall agree in writing to be directly liable for the performance by such Section 2.3 Transferee hereunder to the same extent that a party hereto would be liable for its Permitted Transferees hereunder.

          SECTION 2.4.  Other Stockholder Tag-Along.

          (a) If W or one of its Affiliates shall propose to Transfer any Voting Securities beneficially owned by W or its Affiliates ("Tag-Along Securities") to any Person or Group (other than a Permitted Transferee) that, to the actual knowledge of W, would (when taken together with such Person's or Group's Affiliates) beneficially own Voting Securities representing (i) 30% or more of the outstanding Voting Power and (ii) more of the outstanding Voting Power than the Voting Power that is represented by Voting Securities beneficially owned by any other Person (or Group of Persons) immediately after such Transfer (a "Tag-Along Transfer"), W shall give not less than 20 days prior written notice of such Tag-Along Transfer to each other holder of record of Voting Securities and/or Voting Security Equivalents (each, a "Tag-Along Offeree"). Such notice (the "Tag-Along Notice") shall set forth the material terms and material conditions of such proposed Tag-Along Transfer, including the name of the proposed transferee, the number of Tag-Along Securities to be Transferred, the purchase price per share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated.

          (b) Within 10 days after delivery of the Tag-Along Notice by W to the Tag-Along Offerees, each such Tag-Along Offeree shall, by written notice to W, have the opportunity and right, as a condition to the effectiveness of such Tag-Along Transfer, to Transfer to the transferee in such proposed Tag-Along Transfer (on the same terms and conditions and at the same price per share (on a Common Stock equivalent basis) as W and its Affiliates) up to the number of Common Shares beneficially owned by such Tag-Along Offeree as shall equal the product of (x) a fraction, the numerator of which is the number of Common Shares represented by the Tag-Along Securities, measured on an as-converted, as-exercised basis, and the denominator of which is the aggregate number of Common Shares beneficially owned by W and

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                                                                              12

its Affiliates as of the date of the Tag-Along Notice, multiplied by (y) the number of Common Shares beneficially owned by such Tag-Along Offeree as of the date of the Tag-Along Notice. At the conclusion of the 10-day period following delivery of the Tag-Along Notice, each Tag-Along Offeree that has not delivered to W written notice of its election to exercise its right pursuant to this
Section 2.4 shall be deemed to have rejected the offer to participate in the Tag-Along Transfer. If the proposed transferee is unwilling to purchase, in the aggregate, more than a specified number of Common Shares, then, if necessary, the maximum number of Voting Securities and/or Voting Security Equivalents that each holder of Voting Securities or Voting Security Equivalents of Parent, including W or one of its Affiliates, may Transfer in accordance with this
Section 2.4 shall be reduced to the product of the maximum number of Common Shares that the proposed transferee is willing to purchase, multiplied by a fraction, the numerator of which is the number of Common Shares that such holder proposes to Transfer hereunder (subject to the maximum amount for each holder calculated pursuant to the preceding sentence) and the denominator of which is the aggregate number of Common Shares that all of the holders of Voting Securities and/or Voting Security Equivalents exercising rights under this
Section 2.4, including W and its Affiliates, propose to Transfer hereunder; provided that, for purposes of this Section 2.4(b), "Common Shares" shall include Voting Securities and/or Voting Security Equivalents convertible, exchangeable or exercisable into or for shares of Common Stock, measured on an as-converted, as-exercised basis. Notwithstanding anything contained in this
Section 2.4, there shall be no liability on the part of W or its Affiliates to the Tag-Along Offerees under this Agreement if W or its Affiliates or the proposed transferee in any Tag-Along Transfer determines, for any reason, not to effect a Transfer that would obligate it hereunder to consummate a Tag-Along Transfer. The determination of whether to effect a Transfer that would obligate W or its Affiliates hereunder to consummate a Tag-Along Transfer shall be in the sole and absolute discretion of W and its Affiliates.

          (c) The notice, timing, disclosure and other procedural requirements applicable to Tag-Along Transfers set forth in this Section 2.4 shall be modified to the extent required to comply with any applicable laws.

          SECTION 2.5. Effect of Transfers. Following the Transfer Restriction Period, each WCAS Securityholder shall use its commercially reasonable efforts to effect (i) any Transfers of Voting Securities and Voting Security Equivalents that are part of a W Distribution In Kind and (ii) any Transfers of Voting Securities or Voting Security Equivalents in an unregistered open market sale, in the case of each of clauses (i) and (ii), that are otherwise permitted by this Article II, in a manner that minimizes the impact of such Transfers on the market price of the Voting Securities.

          SECTION 2.6. Transfers in Violation of Agreement Void. Any Transfer or attempted Transfer of Voting Securities or Voting Security Equivalents in violation of any provision of this Agreement shall be void, and Parent shall not record any such Transfer on its books or treat any purported transferee of such Voting Securities or Voting Security Equivalents as the owner of such Voting Securities or Voting Security Equivalents for any purpose.

                                   ARTICLE III

           ACQUISITIONS OF VOTING SECURITIES AND BUSINESS COMBINATIONS

          SECTION 3.1. Purchases of Voting Securities. W agrees and covenants that following the Effective Time W shall not, and shall cause each of its Affiliates not to, acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any Voting Securities, except (i) as approved by a Determination of the Committee of Independent Directors, (ii) upon exercise or conversion of any Voting Securities or Voting Security Equivalents then owned by W and its Affiliates, (iii) upon the issuance of any Voting Securities or Voting Security Equivalents, as dividends or otherwise, in respect of securities beneficially owned by W or its Affiliates on the date of the Effective Time or in substitution therefor, or in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization, (iv) as contemplated by Section 8.21 or Article 10 of the Merger Agreement, (v) during the Transfer Restriction Period, W and its Affiliates may acquire, in addition to any acquisitions pursuant to clauses (i) through (iv), in the open market or through privately negotiated transactions or from Parent, beneficial ownership of Voting Securities as long as W and its Affiliates do not, following any such acquisition, have an aggregate Ownership Percentage in excess of the sum of the Initial Ownership Percentage, plus 5%, or (vi) following the Transfer Restriction Period, W and its Affiliates may acquire, in addition to any acquisitions pursuant to clauses (i) through (iv), in the open market or through privately negotiated transactions or from Parent, beneficial ownership of Voting Securities as long as W and its Affiliates do not, following any such acquisition, have an aggregate Ownership Percentage in excess of the sum of the Initial Ownership Percentage, plus 15%.

          SECTION 3.2.  Squeeze-Outs and Business Combinations.

          (a) W agrees and covenants that it and its Affiliates shall not, directly or indirectly, propose or effect any purchase or other acquisition of Voting Securities or Voting Security Equivalents that they do not beneficially own as of the Effective Time by tender offer, exchange offer, merger or other business combination or other purchase of Voting Securities or Voting Security Equivalents that would result in a Rule 13e-3 Transaction (other than as permitted pursuant to Section 3.1 unless such purchases or acquisitions pursuant to Section 3.1 would result in a Rule 13e-3 Transaction) (each, a "Squeeze-Out Transaction") unless (i) such Squeeze-Out Transaction is approved by a Determination of the Committee of Independent Directors and (ii) for three years after the Effective Time, such Squeeze-Out Transaction is also conditioned upon obtaining the approval of a majority of the Disinterested Stockholders and such condition is satisfied.

          (b) W agrees and covenants that it and its Affiliates shall not, directly or indirectly, propose or effect any merger or other business combination between Parent and any Affiliate of W unless (i) such merger or other business combination is approved by a Determination of the Committee of Independent Directors and (ii) for three years after the Effective Time, such merger or other business combination is also conditioned upon obtaining the approval of a majority of the Disinterested Stockholders and such condition is satisfied.

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                                                                              14

          SECTION 3.3.  Interested Transactions.

          (a) Parent and W hereby agree and covenant that any issuance of shares of capital stock of Parent or any of its Subsidiaries (other than issuances contemplated by the terms of the Merger Agreement or required under the terms of the Voting Securities or the Voting Security Equivalents owned by W or its Affiliates) or sales of assets by Parent or any of the Subsidiaries of Parent to W or any Affiliate of W shall require a Determination of the Committee of Independent Directors to approve such issuance or sale. In addition, any enforcement or modification, amendment or waiver of any provision of this Agreement, the Merger Agreement, the Warrant Agreement or the Registration Rights Agreement (collectively, the "Transaction Documents") by Parent shall require a Determination of the Committee of Independent Directors to approve such enforcement or modification, amendment or waiver.

          (b) Any other transactions between Parent or any of its Subsidiaries and W or any of its Affiliates not referred to in Section 3.3(a), including, without limitation, loans or payments of fees (but excluding (i) transactions referred to in Sections 3.2(a) and 3.2(b), which shall be governed by Section 3.2(a) or 3.2(b), as the case may be, and (ii) any other transactions contemplated by the terms of the Transaction Documents or the certificate of incorporation or the bylaws of Parent or required under the terms of Voting Securities or Voting Security Equivalents owned by W or its Affiliates) shall require the approval of the audit committee of the Board of Directors; provided that this Section 3.3(b) shall not apply to any transaction involving Common Stock beneficially owned by W or its Affiliates to the extent that W and its Affiliates, as applicable, are treated in the same manner in connection with such transaction as all other holders of Common Stock, and W and its Affiliates have no interest in the transaction apart from their interest as holders of Common Stock or their interest in the Common Stock underlying any Voting Securities beneficially owned by W or its Affiliates.

          (c) Any condition or requirement for the approval of a majority of the Disinterested Stockholders, Determination of the Committee of Independent Directors or approval of the audit committee as provided in this Agreement shall be in addition to any other vote or approval required by applicable law or otherwise.

                                   ARTICLE IV

                              CORPORATE GOVERNANCE

          SECTION 4.1.  Composition of the Board of Directors.

          (a) Each of Parent and W shall use its best efforts to take such action as is required under applicable law to cause to be appointed to the Board of Directors, effective as of the Effective Time, the Directors referred to in Sections 4.1(b)(i), 4.1(b)(ii) and 4.1(b)(v).

          (b) For a period of 15 months following the date of the Effective Time (the "Initial Governance Period"), (i) WCAS VIII shall be entitled to designate one Director for nomination for election to the Board of Directors,
(ii) WCAS CP III shall be entitled to designate one Director for nomination for election to the Board of Directors, (iii) the holders of the Series

B Preferred Stock shall be entitled to elect Directors for so long as such holders are entitled, voting as a separate class, to elect such Directors pursuant to the Certificate of Designation of the Series B Preferred Stock, (iv) the holders of the Series A Preferred Stock shall be entitled to elect Directors for so long as such holders are entitled, voting as a separate class, to elect such Directors pursuant to the Certificate of Designation of the Series A Preferred Stock, (v) the chief executive officer of Parent shall be nominated for election as a Director and (vi) the remaining Directors to be nominated shall be designated by the remaining members of the Board of Directors (other than employee members of the Board of Directors) on the date hereof (or, in the case of clause (vi), any replacement thereof nominated or elected by such Directors then in office).

          (c) Following the Initial Governance Period, each of WCAS VIII and WCAS CP III shall be entitled to designate one member for nomination for election to the Board of Directors for so long as W and its Affiliates beneficially own Voting Securities representing a majority of the outstanding Primary Voting Power. Following the Initial Governance Period, W shall use its reasonable best efforts to cause its WCAS Designees to nominate, and W shall vote in favor of, and take all other necessary or desirable actions (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings) to cause the election of, at least three Independent Directors.

          (d) During the Initial Governance Period, the parties hereto agree not to take any action that would cause the Board of Directors to consist of other than 11 members. Following the Initial Governance Period, each of Parent and W agree not to take any action that would cause the Board of Directors to have more than 15 members prior to the third anniversary of the date of the Effective Time.

          (e) Notwithstanding anything in this Agreement to the contrary, for so long as W and its Affiliates beneficially own Voting Securities representing a majority of the outstanding Primary Voting Power, Parent agrees that, following receipt of written notice from WCAS VIII and WCAS CP III, Parent promptly shall initiate all actions necessary to increase the size of the Board of Directors to the number specified in such written notice (subject to the limitations set forth in Section 4.1(d)).

          SECTION 4.2.  Voting.

          (a) W agrees to vote (and use its reasonable best efforts to cause each of its Affiliates to vote, if applicable), or to act by written consent with respect to (and use its reasonable best efforts to cause each of its Affiliates to act by written consent, if applicable), and shall use its reasonable best efforts to take all other necessary or desirable actions (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings) to cause the Directors to be designated or nominated in accordance with Sections 4.1 and 4.3 to the Board of Directors. Parent agrees to use its reasonable best efforts to take all necessary actions to cause the Directors be nominated in accordance with Sections 4.1 and 4.3 to the Board of Directors. Each of Parent and W agrees to use its reasonable best efforts to cause the election of each such Director to the Board of Directors, including, without limitation, by nominating such individuals to be elected as members of the Board of Directors as provided herein and calling an annual or special meeting of stockholders in order to ensure that the composition of the Board of Directors shall be as set forth in this Article IV and otherwise to give effect to the provisions of this Article IV. Each party hereto shall take (and shall use its reasonable best efforts to cause each of its Affiliates to take, if applicable) all other actions necessary to ensure that the certificate of incorporation and bylaws of Parent facilitate and do not at any time conflict with any provision of this Agreement.

          (b) Parent agrees to vote (and use its reasonable best efforts to cause each of its Affiliates to vote, if applicable), or to act by written consent with respect to (and use its reasonable best efforts to cause each of its Affiliates to act by written consent, if applicable), and shall use its reasonable best efforts to take all other necessary or desirable actions (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings) to cause the directors to be designated or nominated in accordance with Section 4.5 to the board of directors of each of Parent's subsidiaries (each, a "Subsidiary Board"), and Parent agrees to use its reasonable best efforts to cause the election of each such director to each Subsidiary Board, including, without limitation, by nominating such individuals to be elected as members of each Subsidiary Board as provided herein and calling an annual or special meeting of stockholders in order to ensure that the composition of each Subsidiary Board shall be as set forth in this Article IV and otherwise to give effect to the provisions of this Article IV. Each party hereto shall take (and shall use its reasonable best efforts to cause each of its Affiliates to take, if applicable) all other actions necessary to ensure that the organizational documents of each of Parent's subsidiaries facilitate and do not at any time conflict with any provision of this Agreement.

          (c) During the Initial Governance Period, each of the Other Holders agrees to vote (and use its reasonable best efforts to cause each of its Affiliates to vote, if applicable), or to act by written consent with respect to (and use its reasonable best efforts to cause each of its Affiliates to act by written consent, if applicable), and shall use its reasonable best efforts to take all other necessary or desirable actions (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings) to cause the election of all WCAS Designees to the Board of Directors.

          SECTION 4.3.  Vacancies.

          (a) During the Initial Governance Period, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director (other than any Series A Designee, Series B Designee or WCAS Designee), the Committee of Independent Directors, acting pursuant to a Determination of the Committee of Independent Directors, shall have the right to designate a replacement to fill such vacancy pursuant to a Determination of the Committee of Independent Directors (provided, that, if the Director being replaced is the chief executive officer of Parent, such Director designee shall be the successor chief executive officer of Parent), and each of Parent, W and the Other Holders shall use its reasonable best efforts to take such action as may be required and permitted under applicable law to cause the Directors designated pursuant to the Determination of the Committee of Independent Directors to be appointed or elected including, without limitation, in the case of W and the Other Holders, by using its reasonable best efforts to cause Directors designated by or affiliated with such party to vote in favor of the appointment of the Director designated pursuant to such Determination of the Committee of Independent Directors. To the extent requested pursuant to a Determination of the Committee of Independent Directors, each of W and the Other Holders shall vote (and use its reasonable best efforts to cause each of its Affiliates to vote, if applicable), or act by written consent with respect to (and use its reasonable best efforts to cause each of its Affiliates to act by written consent, if applicable, with respect to), and shall use its reasonable best efforts to take all other necessary or desirable actions (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings) to cause the election of any replacement Director designated as provided in the first sentence of this
Section 4.3(a). During the Initial Governance Period, W shall not (and shall use its reasonable best efforts to cause its Affiliates not to) take any action to cause the removal of any Director not designated or employed by W or any of its Affiliates or elected by the holders of the Series B Preferred Stock, or appointed to the Board of Directors, pursuant to the certificate of designations of the Series B Preferred Stock without cause unless it is directed to do so by a Determination of the Committee of Independent Directors, and if W is so directed, W shall use its reasonable best efforts to take (and shall use its reasonable best efforts to cause its Affiliates to take) all actions necessary to effect such removal and to elect a replacement Director as provided in the first sentence of this Section 4.3(a). For purposes of this Section 4.3, "cause" shall mean the willful and continuous failure of a Director to substantially perform such Director's duties to Parent or the willful engaging by a Director in gross misconduct materially and demonstrably injurious to Parent.

          (b) For so long as W and its Affiliates beneficially own Voting Securities representing a majority of the Primary Voting Power, in the event that a vacancy is created at any time by death, disability, retirement, resignation or removal (with or without cause) of any WCAS Designee, or in the event that the size of the Board of Directors is increased pursuant to Section 4.1(e) or Section 3.01 of the bylaws of Parent, the WCAS Securityholder entitled to designate such Director for nomination for election to the Board of Directors (or, if no particular WCAS Securityholder is so entitled, then all WCAS Securityholders) or the remaining WCAS Designees (even though less than a quorum) shall have the right to designate a replacement to fill such vacancy, and each of W, Parent and the Other Holders shall use its reasonable best efforts to take (and shall use its reasonable best efforts to cause its Affiliates to take, if applicable) all necessary or desirable actions as may be required under applicable law to cause the individuals designated by such WCAS Securityholders or WCAS Designees to be appointed or elected including, without limitation, by using its reasonable best efforts to cause Directors designated for nomination by such party to vote in favor of the individuals designated by the WCAS Securityholders or remaining WCAS Designees. For so long as W and its Affiliates beneficially own Voting Securities representing a majority of the Primary Voting Power, Parent and the Other Holders shall not take any action (and shall not support the taking of any action by any other Person) to cause the removal of any WCAS Designee without cause unless it is directed to do so by a WCAS Securityholder, and if Parent or any Other Holder is so directed, such party shall use its reasonable best efforts to take (and shall use its reasonable best efforts to cause its Affiliates to take) all actions necessary to effect such removal and to elect a replacement WCAS Designee as provided in the immediately preceding sentence.

          SECTION 4.4. Board Committees. (a) Parent shall maintain, and W shall support (and shall use its reasonable best efforts to cause the WCAS Designees to support)

Parent's maintenance of, an audit committee and a compensation committee performing functions comparable to those customarily performed by such committees of boards of directors of public companies in the United States and as otherwise required by applicable law. Subject to applicable law and the requirements of any national securities exchange or Interdealer Quotation System on which any of Parent's securities are listed or traded, the parties hereto shall use their reasonable best efforts to cause at least one Director designated by W to be appointed to the compensation committee and each other committee of the Board of Directors other than the audit committee and the Committee of Independent Directors, and the remaining members of the compensation committee and any other committee of the Board of Directors other than the audit committee shall be Independent Directors and, with solely respect to the Committee of Independent Directors, the Directors referred to in the definition of "Committee of Independent Directors." Each of Parent and W shall use its reasonable best efforts to take all actions to cause the audit committee to be composed solely of Independent Directors who also qualify as independent directors within the meaning of Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or pursuant thereto by any national securities exchange or Interdealer Quotation System on which any of Parent's securities are listed or traded. W shall use its reasonable best efforts to take all actions to support, including, without limitation, by using its reasonable best efforts to cause the WCAS Designees to support, the constitution of the audit committee as provided in the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Agreement, any appointment of any Director to a committee shall be subject to applicable law and the requirements of any national securities exchange or Interdealer Quotation System on which any of Parent's securities are listed or traded.

          (b) W shall use its reasonable best efforts to take such action as may be required under applicable law to cooperate with the Board of Directors in connection with the formation of the Committee of Independent Directors including, without limitation, by using its reasonable best efforts to cause the WCAS Designees (i) to vote in favor of the formation of such committee, (ii) to authorize such committee to retain legal, financial and other advisors without seeking approval of such retention by the Board of Directors and (iii) to provide that Parent shall provide appropriate funding, as determined by such committee, for payment of the compensation of any advisors retained by such committee. Parent shall maintain, and W shall support (and shall use its reasonable best efforts to cause the WCAS Designees to support) Parent's maintenance of, the Committee of Independent Directors.

          SECTION 4.5. Subsidiary Boards of Directors and Committees. The composition requirements of each Subsidiary Board, and of each committee of each such Subsidiary Board, shall be proportionate to the composition requirements of the Board of Directors and of each committee thereof (other than the audit committee), such that the WCAS Designees and the Independent Directors shall have proportionate representation (rounded to the nearest whole number of directors) on each such Subsidiary Board and committee thereof. The quorum and action requirements of each Subsidiary Board, and of each committee of each such Subsidiary Board, shall be the same as the quorum and action requirements of the Board of Directors and of each committee thereof.

          SECTION 4.6. Director Expenses; Indemnity and Exculpation. Parent or its Subsidiaries shall pay all of the reasonable out-of-pocket expenses incurred by each Director in connection with attending the meetings of the Board of Directors and any committee thereof and by each director in connection with attending the meetings of each Subsidiary Board and any committee thereof, in each case, in accordance with Parent's standard policy for travel by senior executives. During the term of this Agreement, the certificate of incorporation and bylaws of Parent and the certificate or articles of incorporation and bylaws of each of Parent's Subsidiaries shall provide for indemnification and exculpation of members of the Board of Directors and each Subsidiary Board to the fullest extent permitted under applicable law.

          SECTION 4.7. No Amendment of Certificate of Incorporation or Bylaws; Board Observers. (b) During the Initial Governance Period, W shall not (and shall cause its Affiliates not to) take any action to amend the bylaws of Parent (other than the amendment contemplated by the Merger Agreement) unless such amendment is approved by a Determination of the Committee of Independent Directors. In addition, both during and after the Initial Governance Period, W shall not (and shall cause its Affiliates not to) take any action to amend the certificate of incorporation or bylaws of Parent (other than any amendment contemplated by the Merger Agreement) in a manner that would modify the rights of the parties pursuant to this Agreement in any respect, unless such amendment is approved by a Determination of the Committee of Independent Directors.

          (b) For so long as any WCAS Securityholder is subject to this Agreement, and in addition to any other vote required by law, Parent agrees that it shall not alter, amend or repeal, or propose to alter, amend or repeal, whether directly or indirectly, Sections 8(B), 8(C) or 8(E) of the certificate of incorporation of Parent, or this Section 4.7(b), if any such alteration, amendment or repeal would (i) adversely affect the rights or obligations of any WCAS Securityholder under Sections 8(B), 8(C) or 8(E) of the certificate of incorporation of Parent or this Section 4.7(b) or (ii) modify or change the rights of any WCAS Securityholder under, or modify or change the provisions of, the bylaws of Parent or this Agreement. In addition, for so long as any WCAS Securityholder is subject to this Agreement, and in addition to any other vote required by law, Parent agrees that it shall not alter, amend or repeal, or propose to alter, amend or repeal, whether directly or indirectly, any of
Section 2.03, 2.05, 2.09, 3.01, 3.04, 3.05, 3.06 or 5.02 of the bylaws of Parent or this Section 4.7(b) if any such alteration, amendment or repeal would adversely affect the rights or obligations of any WCAS Securityholder under the bylaws of Parent or this Agreement.

          (c) During the periods described below in this Section 4.7(c), WCAS VIII and WCAS CP III shall each have the right to appoint one representative (collectively, the "Representatives") to attend each meeting of the Board of Directors as a non-voting observer, whether such meeting is conducted in person or by teleconference. The Representatives shall have the right to present matters for consideration by the Board of Directors and to speak on matters presented by others. Subject to the confidentiality provisions of this Section 4.7(c), Parent shall cause the Representatives to be provided with all communications and materials that are provided by Parent or its consultants to the members of the Board of Directors generally, at the same time and in the same manner that such communications and materials are provided to such members, including all notices, board packages, reports, presentations, minutes and consents. The Representatives shall be entitled to meet and consult with the senior executive management team of Parent on a quarterly basis to discuss the quarterly and annual business plans of Parent and Parent's Subsidiaries and to review the progress of Parent and Parent's Subsidiaries in achieving their plans. In addition, upon request to the Chief Executive Officer of Parent, the members of the senior executive management team of Parent shall make themselves available during normal business hours to meet with the Representatives on an interim basis, as the Representatives may reasonably request from time to time. Parent shall use its reasonable best efforts to notify the Representatives of any significant business issues or initiatives affecting Parent or Parent's Subsidiaries, such as changes in Parent's capital structure, incurrence of any significant indebtedness, significant business acquisitions, dispositions or similar transactions, developments or proposals entailing a potentially significant liability, nomination of directors, appointment or election of senior management personnel, and adoption of contracts, plans or other compensation arrangements covering senior management personnel. Whenever reasonably practicable, such notice shall be provided to the Representatives in a manner that affords the Representatives an opportunity to consult with Parent prior to any significant action on such issues or initiatives. Upon reasonable request by the Representatives to the Chief Executive Officer of Parent, the Representatives shall be entitled, at their cost and expense, to inspect the books and records and the facilities of Parent and Parent's Subsidiaries during normal business hours and to request and receive reasonable information regarding the financial condition and operations of Parent and Parent's Subsidiaries. The right of each of WCAS VIII and WCAS CP III (each, a "Fund") to appoint a Representative, and the rights of that Representative described above, shall exist (i) solely during the periods, if any, in which such Fund does not have the right to designate any member for nomination for election to the Board of Directors or no person designated for nomination by such Fund under Sections 4.1(b) or 4.1(c) is serving as a member of the Board of Directors and (ii) solely for so long as each Fund is intended to qualify as a "venture capital operating company" under U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101. Notwithstanding any other provision of this Section 4.7(c) to the contrary, the Board of Directors shall have the right to keep confidential from the Representatives for such period of time as the Board of Directors deems reasonable any information and copies of written materials Parent is required by law or agreement with a third party to keep confidential. As a condition of the exercise of their rights under this Section 4.7(c), the Representatives shall enter into such agreements or undertakings with Parent to maintain the confidentiality of information provided to them in connection with the exercise of such rights as Parent may reasonably request.

                                    ARTICLE V

                                 LISTING MATTERS

          SECTION 5.1. Listing. Parent shall use its reasonable best efforts to cause the shares of Common Stock comprising the Parent Transaction Securities (as defined in the Merger Agreement) to be approved for quotation on NASDAQ, subject to official notice of issuance, if and to the extent that the Common Stock is already approved for quotation on NASDAQ.

                                   ARTICLE VI

                                     LEGEND

          Each certificate representing Voting Securities and Voting Security Equivalents beneficially owned by the parties hereto (other than Parent) shall, except as otherwise provided in this Article VI, be stamped or otherwise imprinted with a legend substantially in the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER SET FORTH IN AN AGREEMENT DATED AS OF [ ], 2003 BETWEEN ITC/\DELTACOM, INC. AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF ITC/\DELTACOM, INC. EXCEPT FOR A DISPOSITION OF SECURITIES PERMITTED BY THE PROVISIONS OF ARTICLE II OF SUCH AGREEMENT IF THE PROVISIONS OF SUCH ARTICLE ARE THEN IN EFFECT, SUCH STOP TRANSFER INSTRUCTIONS SHALL BE APPLICABLE TO ANY DISPOSITION OF SUCH SECURITIES AND THIS LEGEND SHALL BE STAMPED OR OTHERWISE IMPRINTED ON ANY CERTIFICATE REPRESENTING SUCH SECURITIES.

A certificate shall not bear such legend if (i) the holder thereof shall provide evidence reasonably satisfactory to Parent (which at Parent's election may include an opinion of counsel) that the Voting Securities or Voting Security Equivalents being sold thereby may be publicly sold without registration under the Securities Act and in compliance with the provisions of this Agreement or
(ii) the Voting Securities or Voting Security Equivalents represented by such certificate are Transferred in a transaction registered under the Securities Act. If any Voting Securities or Voting Security Equivalents shall cease to be subject to the restrictions set forth in this Agreement, Parent shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Voting Securities or Voting Security Equivalents without the second sentence of the legend (or the reference therein to this Agreement) set forth above.

                                   ARTICLE VII

                                  MISCELLANEOUS

          SECTION 7.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by facsimile, hand delivery, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

          if to W, to:

               W
               320 Park Avenue
               Suite 2500
               New York, New York 10022
               Attention: Jonathan M. Rather
                          Sanjay Swani
               Facsimile: (212) 893-9548

          with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Attention: Carole Schiffman
               Facsimile: (212) 450-3800

          if to Parent, to:

               ITC/\DeltaCom, Inc.
               1791 O.G. Skinner Drive
               West Point, Georgia 31833
               Attention: Larry F. Williams
               Facsimile: 706-385-8801

          with copies to:

               ITC/\DeltaCom, Inc.
               4092 South Parkway
               Huntsville, Alabama 35802
               Attention: Tom Mullis
               Facsimile: 256-382-3936

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017
               Attention: John G. Finley
               Facsimile: 212-455-2502

     If to any other party hereto, to the address set forth under the name of such party on the signature pages hereof.

          SECTION 7.2. No Waivers; Amendments. No modification, amendment or waiver of any provision of this Agreement shall be effective against Parent or any other party hereto, unless such modification, amendment or waiver is approved in writing by Parent and each other party hereto (other than the Other Holders), provided that (i) any modification, amendment or waiver approved by Parent shall not be effective without a Determination of the Committee of Independent Directors to approve such modification, amendment or waiver, (ii) any modification, amendment or waiver approved by the holders of a majority of the Voting Power represented by the Voting Securities beneficially owned by W and its Affiliates shall be effective against each WCAS Securityholder, and
(iii) the consent of each Other Holder shall be required with respect to any modification, amendment or waiver of Section 2.1 or Article IV to the extent that, in each case, such Other Holder remains subject to the provisions of
Section 2.1 or Article IV, as the case may be, and either (A) the obligations of such Other Holder are increased or (B) the rights of such Other Holder are adversely affected. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 7.3. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as such other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and to otherwise carry out the intent of the parties hereunder.

          SECTION 7.4. Enforcement of this Agreement. The Board of Directors shall take such action as is required under applicable law, if any, to ensure that the Determination of the Committee of Independent Directors shall be required for Parent to seek to enforce the terms of this Agreement. The Committee of Independent Directors, acting pursuant to a Determination of the Committee of Independent Directors, shall have the right to enforce this Agreement and the other Transaction Documents on behalf of Parent. Attached as Annex D hereto is a form of resolutions to be adopted by the Board of Directors which will authorize the Committee of Independent Directors to enforce this Agreement and the other Transaction Documents on behalf of Parent. W agrees and covenants that it will use its reasonable best efforts to cause its WCAS Designees not to repeal, rescind or modify such resolutions.

          SECTION 7.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement and the other Transaction Documents is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement and the other Transaction Documents be consummated as originally contemplated to the fullest extent possible.

          SECTION 7.6. Entire Agreement; Assignment. This Agreement, the other Transaction Documents and the Existing Registration Rights Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede, except as set forth in such agreements, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise; provided that, notwithstanding anything to the contrary contained in this Agreement, this Agreement may be assigned by Parent to any entity by operation of law or in connection with the sale of all or substantially all of the assets or Parent or other business combination involving Parent, subject to Section 7.10.

          SECTION 7.7. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns.

          SECTION 7.8.  Remedies.

          (a) Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          SECTION 7.9. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of law. Except as otherwise contemplated by the definition of "Article IV Breach" and Annex B, each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court, and each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND

ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 7.10. Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Voting Securities or Voting Security Equivalents by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to holders of Voting Securities and/or Voting Security Equivalents or combination of the Voting Securities or Voting Security Equivalents or any other change in capital structure of Parent, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

          SECTION 7.11. Public Statements. Parent agrees, and agrees to cause its subsidiaries, not to use or make reference to, the name of any WCAS Securityholder or any of its Affiliates in any public statement, announcement or filing, in each case without the prior written consent of WCAS VIII, except as may be required (i) by applicable law, rule or regulation, including the Securities Act, the Exchange Act and the rules of any national securities exchange or Interdealer Quotation System, (ii) pursuant to the rules of any regulatory entity in the regular course of Parent's dealings with such entity as long as such entity is advised of the confidential nature, if any, of such information or (iii) by legal process.

          SECTION 7.12. Portfolio Company Actions. Notwithstanding any provision of this Agreement to the contrary, (i) each WCAS Securityholder agrees that it shall use its reasonable best efforts not to (and shall use its reasonable best efforts to cause its Affiliates not to) direct, encourage or facilitate the taking of any action by any portfolio company of such WCAS Securityholder or Affiliate of such WCAS Securityholder to the extent that such action would be prohibited by the terms of this Agreement if taken directly by such WCAS Securityholder, and (ii) no provision of this Agreement shall bind any portfolio company of any WCAS Securityholder and, except as provided in clause (i) above, no WCAS Securityholder shall be liable for any actions taken by any such portfolio company that are not caused or induced by any WCAS Securityholder or its Affiliates.

          SECTION 7.13. HSR Filing Fees and Expenses. Parent covenants and agrees that, in the event that any WCAS Securityholder or any of its Affiliates is required to make a filing under the HSR Act in connection with any transaction to which Parent is a party because such WCAS Securityholder or such Affiliate thereof is the "ultimate parent entity" (as determined in accordance with the HSR Act and the regulations promulgated thereunder) of Parent or the applicable Affiliate of Parent involved in such transaction, Parent shall pay the reasonable fees and expenses of counsel to such WCAS Securityholder or Affiliate in preparing such filing, together with all related filing fees.

          SECTION 7.14. Non-Solicitation. W shall not, and shall cause each of its Affiliates not to, for a period commencing on the date hereof and ending on the third anniversary of the date hereof, without the prior written approval of Parent, directly or indirectly solicit, encourage, entice or induce, for employment or hire as an employee or consultant any person who was an employee of BTI or any Subsidiary of BTI at any time between the date of the Merger Agreement and the date hereof; provided that the foregoing shall not apply to any actions taken by any portfolio company of W or any of W's affiliated investment funds that are not caused or induced by any WCAS Securityholder or its Affiliates. If it is ever held that the restriction placed on W by this Section 7.14 is too onerous and is not necessary for the protection of Parent, W agrees that any court of competent jurisdiction may impose lesser restrictions, which such court may consider necessary or appropriate to properly protect Parent.

          SECTION 7.15. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 7.16. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 7.17. Effectiveness; Termination. This Agreement shall be effective as of the Effective Time. This Agreement shall terminate at the earliest of (a) such time as W and its Affiliates no longer beneficially own Voting Securities representing at least 20% of the outstanding Voting Power, (b) a Change of Control of Parent and (c) an Article IV Breach; provided that the covenants contained in Section 4.2 shall terminate as to each Other Holder at the expiration of the Initial Governance Period; and provided, further, that this Agreement shall terminate as to each Other Holder who is an employee of Parent or any Subsidiary of Parent as of the date of this Agreement at the time that such Other Holder ceases to be employed by Parent.

          SECTION 7.18. Obligations Imposed By Law. Any obligation imposed upon Parent or W hereunder shall not be exclusive of, or otherwise relieve such party of, any obligation imposed upon Parent or W by the laws of the State of Delaware.

          SECTION 7.19. Definition of Stockholder. As used herein, the word "stockholder" shall mean the holder of any Voting Securities.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        ITC/\DELTACOM, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        WCAS SECURITYHOLDERS:

                                        WCAS CAPITAL PARTNERS III, L.P.

                                        By: WCAS CP III Associates L.L.C.,
                                            General Partner


                                        By:
                                           ------------------------------------
                                           Name:    Jonathan M. Rather
                                           Title:     Managing Member

                                        WELSH, CARSON,ANDERSON & STOWE VIII,L.P.

                                        By:  WCAS VIII Associates LLC, General
                                             Partner


                                        By:
                                           ------------------------------------
                                           Name:   Jonathan M. Rather
                                           Title:    Managing Member

                                        WCAS INFORMATION PARTNERS, L.P.

                                        By:  WCAS Info Partners, General Partner


                                        By:
                                           ------------------------------------
                                           Name:   Jonathan M. Rather
                                           Title:   Attorney-in-fact

                                        Individual investors and trusts:


                                        By:
                                           ------------------------------------
                                           Jonathan M. Rather, as
                                           Attorney-in-fact for the individual
                                           investors listed below:

                                              Patrick J. Welsh
                                              Russell L. Carson
                                              Bruce K. Anderson
                                              Andrew M. Paul
                                              Thomas E. McInerney
                                              Robert A. Minicucci
                                              Anthony J. de Nicola
                                              Paul B. Queally
                                              Lawrence B. Sorrel
                                              The Estate of Rudolph E. Rupert
                                              D. Scott Mackesy
                                              Sanjay Swani
                                              Laura VanBuren
                                              Sean Traynor
                                              John Almeida
                                              Eric J. Lee
                                              Jonathan M. Rather
                                              James R. Matthews
                                              IRA f/b/o James R. Matthews
                                              IRA f/b/o Jonathan M. Rather

                                        OTHER HOLDERS:

                                        Larry F. Williams

                                        ---------------------------------------

                                        Campbell B. Lanier, III


                                        By:
                                           ------------------------------------

                                     ANNEX A

                                          Number of Shares/Warrants Owned by W
                                          ------------------------------------

Shares of Common Stock

Shares of Series B Preferred Stock                      350,000

Common Stock Purchase Warrants                        3,000,000/1/

----------
/1/ W will offer Peter Loftin the right to purchase 850,000 of such warrants for services rendered by Mr. Loftin and subject to Mr. Loftin executing a release of certain parties.

                                     ANNEX B

                             ARBITRATION PROCEDURES

          In the event of any unresolved dispute between Parent and W regarding the termination of the Governance Agreement pursuant to Section 7.17(c) thereof, Parent and W shall jointly submit such dispute to binding arbitration in New York, New York, or such other location as mutually agreed upon by Parent and W, in accordance with the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution (the "CPR").

          Each of Parent and W shall select one arbitrator. If either party fails to make a selection, the CPR shall select one arbitrator on behalf of such party. The two arbitrators so selected will choose within 20 days after their selection a third arbitrator (or, if they fail to make choice, the CPR shall choose a third arbitrator). All three arbitrators (the "Arbitrators") shall be neutral arbitrators and subject to CPR Rules. In connection with any such arbitration, the following rules shall apply: (i) each of Parent and W shall furnish to the Arbitrators such documents and information as the Arbitrators may reasonably request and will be afforded the opportunity to present to the Arbitrators any material relevant to the existence of any material breach by Parent of any material provision of Article IV of the Governance Agreement and whether Parent has cured such breach within 30 days after the receipt by Parent of written notice of such breach from W; (ii) each of Parent and W shall have the right to have counsel represent such party at the arbitration hearing and in pre-arbitration proceedings; (iii) pre-hearing discovery shall be limited to exchange or production of documents; (iv) the Arbitrators shall have the authority to resolve any discovery disputes and to invoke an action to cease or permit further discovery; (v) each party shall have the right to a written transcript made of the arbitration proceedings and submit a post-hearing brief within 20 days after the conclusion of the arbitration hearing; (vi) the Arbitrators shall have no power or authority, under the CPR Rules or otherwise, to (A) modify or disregard any provision of the Governance Agreement, including this Annex B, or (B) address or resolve any issue other than the dispute submitted to such arbitration.

          The agreed upon decision of any two of the Arbitrators shall constitute the binding decision of the arbitration panel with respect to the dispute (the "Arbitration Decision"). The Arbitration Decision shall be in writing and made available to both Parent and W. Such decision need not state the reasoning of the Arbitrators in reaching their decision. The Arbitrators shall conduct the arbitration so that the Arbitration Decision is made or rendered as soon as practicable, but in no event later than 30 days after the submission of the post-hearing briefs nor later than 30 days following the completion of the hearing, unless either period is reduced or extended by agreement of the parties, or by the Arbitrators for cause.

          The Arbitrators shall award the costs and expenses of the arbitration, including reasonable attorneys' fees, disbursements, and fees and expenses of the Arbitrators and CPR, to the prevailing party as the Arbitrators see fit. Any amount awarded in the final decision of the Arbitrators shall be paid by the party responsible therefor to the other party within 10 business days of rendering the Arbitrators' Decision. Each party shall have the right to enforce the decision of the Arbitrators in any judicial proceeding.

                                     ANNEX C

   Transferee of Warrants:  Peter Loftin and/or his Affiliates

                                     ANNEX D

                        Resolutions Proposed for Adoption
                 by the Board of Directors of ITC/\DeltaCom, Inc.

          WHEREAS, ITC/\DeltaCom, Inc., a Delaware corporation (the "Corporation"), has entered into the governance agreement attached hereto as Exhibit A (the "Governance Agreement");

          WHEREAS, pursuant to Section 7.4 of the Governance Agreement, the Committee of Independent Directors (as defined in the Governance Agreement) shall have the right to enforce the Governance Agreement and certain other documents on behalf of the Corporation.

          NOW, THEREFORE, BE IT RESOLVED, that the Committee of Independent Directors (as defined in the Governance Agreement), acting pursuant to a Determination of the Committee of Independent Directors (as defined in the Governance Agreement), are hereby authorized to enforce the Governance Agreement and the other Transaction Documents (as defined in the Governance Agreement) on behalf of the Corporation; and

          RESOLVED, FURTHER, that the Committee of Independent Directors (as defined in the Governance Agreement), acting pursuant to a Determination of the Committee of Independent Directors (as defined in the Governance Agreement), is hereby authorized to take all such actions, including the initiation of litigation or any other dispute resolution process and the enforcement of the indemnification provisions set forth in the Merger Agreement (as defined in the Governance Agreement), and to execute, deliver and file all such other agreements, documents, notices and instruments, as may be determined by such Committee of Independent Directors to be necessary or advisable in connection with the enforcement of the Governance Agreement or any other Transaction Document (as defined in the Governance Agreement") on behalf of the Corporation.